Exhibit 10.2

Third Amendment To Confidential Consulting Agreement

This Third Amendment (“Amendment”), having an effective date of November 14, 2007 (“Amendment Effective Date”), is made to the agreement by and between TiVo Inc. (“TiVo”) and Financial Leadership Group, LLC (“FLG”) dated July 9, 2007 (the “Agreement”).

WHEREAS, TiVo and FLG wish to extend the term of the Agreement;

NOW THEREFORE, the parties hereby agree that the Agreement is hereby further amended and supplemented as follows:

1.	All capitalized terms used but not otherwise defined herein shall have the meaning specified in the Agreement.

2.	The term of the Agreement is hereby extended until April 30, 2008, and shall automatically renew in 30 day increments unless either party provides 30 days written notice of its intent to terminate the Agreement.

3.	The terms of this Amendment supercede and replace any conflicting terms contained in the Agreement, provided, however, that except as expressly set forth herein, nothing contained in this Amendment shall amend, change, modify, or alter any other provision in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives to be effective as of the date first written above.

Financial Leadership Group		TiVo Inc.

By:	/s/ Jeffrey S. Kuhn	By:	/s/ Nancy Kato
Name:	Jeffrey S. Kuhn	Name:	Nancy Kato
Its:	Managing Partner	Its:	Senior Vice President

November 26, 2001	- 1 -	MPZ